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Exhibit 23 - Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-85535) pertaining to the Employee Stock Purchase Plan of Saga Communications, Inc. of our report dated March 10, 2003, with respect to the financial statements of the Saga Communications, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                                  /s/ Ernst & Young LLP

March 19, 2003
Detroit, Michigan


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